Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED

MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of August 1, 2012, is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).

RECITALS:

A. The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 (the “Repurchase Agreement”).

B. The Seller and the Buyers now desire to extend the term of the Repurchase Agreement to July 31, 2013, and to amend certain provisions of the Repurchase Agreement as set forth herein.

AGREEMENT:

In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.

Section 2. Amendments. The Repurchase Agreement is hereby amended as follows:

2.1 Definitions. Section 1.2 of the Repurchase Agreement is hereby amended as follows:

(a) The definitions of “Buyers’ Margin Percentage,” “Jumbo Mortgage Loan,” “Libor Margin,” “Liquidity,” “Pricing Rate” and “Termination Date” are amended and restated in their respective entireties as follows:

“Buyers’ Margin Percentage” means:

(i) for all Eligible Loans except Jumbo Mortgage Loans (including, for the avoidance of doubt, Jumbo Mortgage Loans (USBHM)) and Rural Development Guaranteed Housing Loans, ninety-seven percent (97%);

(ii) for Jumbo Mortgage Loans (other than Jumbo Mortgage Loans (USBHM)), ninety-five percent (95%);

(iii) for Jumbo Mortgage Loans (USBHM), ninety-eight percent (98%);

(iv) for Wet Loans, the Buyer’s Margin Percentage for the underlying type of Purchased Loan which would apply if such Purchased Loan were a Dry Loan; and

(v) for Rural Development Guaranteed Housing Loans, ninety- two percent (92%).

“Jumbo Mortgage Loan” means a Mortgage Loan that would otherwise be a Conforming Mortgage Loan secured by a first Lien Mortgage except that the original principal amount is more than the maximum Agency loan amount but not more than One Million Five Hundred Thousand Dollars ($1,500,000).

“Libor Margin” means 2.85%.

“Liquidity” means the sum of Seller’s unencumbered and unrestricted cash and Cash Equivalents (including any amounts held in the Operating Account or Income Account), plus the unused revolving availability under this Agreement, calculated as the lesser of (i) the amount by which the aggregate Purchase Value of all Purchased Loans at such time exceeds the aggregate Purchase Price outstanding for all Open Transactions at such time and (ii) the amount by which the Maximum Aggregate Commitment exceeds the aggregate Purchase Price outstanding for all Open Transactions at such time.

“Pricing Rate” means the LIBOR Rate (or, if applicable, the alternate rate determined under Section 6.7) plus the LIBOR Margin or the Default Pricing Rate, as determined under this Agreement, provided that the Pricing Rate shall not be less than 3.10%.

“Termination Date” means the earlier of (i) July 31, 2013, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.

(b) The following new definitions are added in the proper alphabetical order:

“Jumbo Mortgage Loan (USBHM)” means a Jumbo Mortgage Loan that is underwritten in accordance with U.S. Bank Home Mortgage guidelines, covered by a Purchase Commitment issued by Buyer and designated by Seller for sale to Buyer under such Purchase Commitment.

“Rural Development Guaranteed Housing Loans” means Mortgage Loans that are guaranteed or provided under the USDA Rural Development program

“Rural Development Housing Loans Sublimit” is defined in the table in Section 4.2.

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2.2 Transaction Sublimits. Section 4.2(c) of the Repurchase Agreement is hereby amended and restated in its entirety as follows:

(c) The Aggregate Outstanding Purchase Price of all Purchased Loans that are of the type listed in the first column of the following table shall not exceed the percentage of the Maximum Aggregate Commitment listed in the second column of the table (the name of the Sublimit is set forth in the third column):

Type of Purchased Loan	Maximum percentage of Maximum Aggregate Commitment	Name of Sublimit
Jumbo Mortgage Loans (including, for the avoidance of doubt, Jumbo Mortgage Loans (USBHM))	25%	“Jumbo Mortgage Loans Sublimit”

Agency-eligible Forty Year Loans	10%	“Agency-eligible Forty Year Loans Sublimit”

Rural Development Guaranteed Housing Loans	50%	“Rural Development Guaranteed Housing Loans Sublimit”

2.3 Compliance Certificate. Exhibit C to the Repurchase Agreement is hereby amended and restated in its entirety as set forth on Exhibit A to this Amendment.

2.4 Approved Investors. Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit B to this Amendment.

2.5 Jumbo Loans. Schedule EL to the Repurchase Agreement is amended by amending and restating paragraph (7) thereof as follows:

(7) In the case of a Jumbo Mortgage Loan, any of the following is true: (i) the loan to value ratio is greater than 80% (or with respect to a Jumbo Mortgage Loan (USBHM), 90%), or the combined loan to value ratio is greater than or equal to 90%, (ii) the Customer’s FICO score is less than 680, (iii) the Jumbo Mortgage Loan is not fully documented as to income or asset values, (iv) except with respect to a Jumbo Mortgage Loan (USBHM), the Jumbo Mortgage Loan is not eligible for purchase by two Approved Investors with short-term unsecured obligations rated not lower than A-1/P-1, which Approved Investors have granted Seller delegated authority to originate Jumbo Mortgage Loans, or (v) the Jumbo Mortgage Loan is not prior approved by an Approved Investor with short-term unsecured obligations rated not lower than A-1/P-1.

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2.6 Rural Development Guaranteed Housing Loans. Schedule EL to the Repurchase Agreement is amended by adding the following new subsection (20) thereto as follows:

(20) In the case of a Rural Development Guaranteed Housing Loan, any of the following is true: (i) the Customer’s FICO score is less than 620 or (ii) the loan-to-value ratio of such Rural Development Guaranteed Housing Loan equals or exceeds 105%.

Section 3. Representations, Warranties, Authority, No Adverse Claim.

3.1 Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.

3.2 Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.

3.3 No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.

Section 4. Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1 The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:

(a) this Amendment duly executed by the Seller, the Agent, and the Buyers;

(b) a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and

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(c) such other documents as the Agent reasonably requests.

4.2 The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.

Section 5. Miscellaneous.

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.

5.2 Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.

5.3 Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.

5.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.

5.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.

5.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

5.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

5.8 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of This Page Intentionally Left Blank]

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In witness whereof the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller

By:	/s/ Robert Henley
Name:	Robert Henley
Title:	President

Signature Page 1 to First Amendment to Amended and Restated Master Repurchase Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Agent and as a Buyer

By:	/s/ Kathleen Connor
Name:	Kathleen Connor
Title:	Vice President

Signature Page 2 to First Amendment to Amended and Restated Master Repurchase Agreement

EXHIBIT A TO

FIRST AMENDMENT TO

AMENDED AND RESTATED MASTER

REPURCHASE AGREEMENT

EXHIBIT C

TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS

TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH

CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE

AGENT:	U.S. Bank National Association

SELLER:	NVR MORTGAGE FINANCE, INC.

SUBJECT PERIOD: ended , 20

DATE: , 20

This certificate is delivered to the Agent and the Buyers under the Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent, and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.

The undersigned certifies to the Agent that on the date of this certificate that:

1. The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.

2. The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of                      for that month (the “Subject Period”) and for the year to that date.

3. The undersigned supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:

(a) except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

Ex. A-1

(b) no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;

(c) the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;

(d) no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before becoming an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and

(e) compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14, 17.15, and 17.22 of the Current Repurchase Agreement is accurately calculated on the attached Annex A.

NVR MORTGAGE FINANCE, INC.

By:
Name:
Title:

Ex. A-2

ANNEX A TO OFFICER’S CERTIFICATE

1. Describe changes to representations and warranties, if any — clause 3(a) of attached Officer’s Certificate; if none, so state:

2. Describe deviations from compliance with obligations, if any — clause 3(c) of attached Officer’s Certificate; if none, so state:

3. Describe Defaults or Events of Default, if any — clause 3(d) of attached Officer’s Certificate; if none, so state:

4. Calculate compliance with covenants in Sections 17.12, 17.13, 17.14, 17.15, and 17.22 of the Current Repurchase Agreement — clause 3(e) of attached Officer’s Certificate:

(a) Section 17.12. The Seller’s Adjusted Tangible Net Worth as of                      is $         (the minimum under Section 17.12 is $7,500,000).

Adjusted Tangible Net Worth

Consolidated Assets:	$

Minus Debt (excluding Qualified Subordinated Debt):	$

Minus Contingent Indebtedness:	$

Minus Intangible Assets:	$

Minus Affiliate Receivables:	$

ADJUSTED TANGIBLE NET WORTH:	$

(b) Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth on a consolidated basis with its Subsidiaries, measured monthly, is          to 1.0 (the maximum ratio under Section 17.13 is 12.0:1.0).

Ex. A-3

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$

Adjusted Tangible Net Worth:	$

LEVERAGE RATIO:		To 1.0

(c) Section 17.14. The Seller’s Pre-FAS 133 Net Income measured at the end of                      for the twelve consecutive months then ended is $         (the minimum under Section 17.14 is $2,000,000).

Pre-FAS 133 Net Income

Consolidated Net Income (in accordance with GAAP):	$

Plus/Minus FAS-133 Adjustment (calculated as of the end of the most recent fiscal quarter)	$

Plus/Minus Tax Adjustment	$

PRE-FAS 133 NET INCOME:	$

(d) Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitment), for the month ended             , 20    , was $         (the minimum under Section 17.15 is $7,500,000).

Liquidity

Unencumbered cash and cash equivalents:	$

Plus Unused availability (lesser of (i) aggregate Purchase Value – aggregate Purchase Price, or (ii) Maximum Aggregate Commitment – aggregate Purchase Price):	$

LIQUIDITY:	$

Ex. A-4

(d) Section 17.22. The Seller’s HUD Compare Ratio, as of the last Business Day of the period covered by this certificate, was          to 1.00 (the maximum under Section 17.22 is 1.50 to 1.00).

5. Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person. (attach schedule or explanation).

Ex. A-5

EXHIBIT B TO

FIRST AMENDMENT TO

AMENDED AND RESTATED MASTER

REPURCHASE AGREEMENT

SCHEDULE AI

TO MASTER REPURCHASE AGREEMENT

Approved Investors List

as of 5/17/2012

Investor	Product Approval
Ally Bank	Conforming

Astoria Federal Savings and Loan	Conforming/40-Year[1]

BB&T	Conforming/40-Year/Jumbo

Chase Manhattan Mortgage Corporation	Conforming/40-Year/Jumbo

Citimortgage, Inc.	Conforming/40-Year/Jumbo

Dollar Bank, FSB	Conforming

Everbank Financial Corp.	Conforming

Federal Home Loan Mortgage Corp. (Freddie Mac)	Conforming/40-Year/Jumbo

Federal National Mortgage Assoc. (Fannie Mae)	Conforming/40-Year/Jumbo

Fifth Third Bank	Conforming

1st Commonwealth Bank of Virginia	Conforming

Government National Mortgage Assoc.	Conforming

JPMorgan Chase Bank	Conforming/40-Year/Jumbo

Lake Michigan Credit Union	Conforming

New Penn Financial, LLC	Conforming

PennyMac Loan Services, LLC	Conforming

Redwood Residential Acquisition Corporation	Conforming

SunTrust Mortgage, Inc.	Conforming/40-Year/Jumbo

Virginia Commerce Bank	Conforming

US Bank Home Mortgage	Conforming/40-Year/Jumbo

Wells Fargo Home Mortgage	Conforming/40-Year/Jumbo
Housing Agencies[2]

Delaware State Housing Authority	Conforming/40-Year

Florida Housing Finance Corporation	Conforming/40-Year

Housing Opportunities Commission	Conforming/40-Year

Illinois Housing Development Authority	Conforming/40-Year

Indiana Housing & Community Development Authority	Conforming/40-Year

Kentucky Housing Corp.	Conforming/40-Year

Maryland Community Development	Conforming/40-Year

New Jersey Housing Finance	Conforming/40-Year

North Carolina Housing Finance	Conforming/40-Year

Ohio Housing Finance Agency	Conforming/40-Year

Pennsylvania Housing Finance	Conforming/40-Year

South Carolina Housing Finance	Conforming/40-Year

State of New York Mortgage Agency	Conforming/40-Year

Tennessee Housing Finance	Conforming/40-Year

Virginia Housing Finance	Conforming/40-Year

West Virginia Housing Finance	Conforming/40-Year

[1]	“40-Year” indicates Agency Eligible Forty Year Loans.
[2]	All state agency programs are prefunded bond programs.

Ex. B-1